As filed with the Securities and Exchange Commission on December 22, 2003.

                                                     Registration No. 333-110826

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -------------------

                            IRIS INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

                             -------------------

           Delaware                                             95-2579751
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


                                9172 ETON AVENUE
                          CHATSWORTH, CALIFORNIA 91311
                                 (818) 709-1244
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                             -------------------

CESAR M. GARCIA                                       Copies of communications sent to:
CHIEF EXECUTIVE OFFICER                               JOSEPH E. NIDA, ESQ.
IRIS INTERNATIONAL, INC.                              SHEPPARD MULLIN RICHTER & HAMPTON LLP
9172 ETON AVENUE                                      800 ANACAPA STREET
CHATSWORTH, CALIFORNIA 91311                          SANTA BARBARA, CA 93101
(818) 709-1244                                        (805) 568-1151
(Name and address of agent for service)
                                                      and

                                                      JOHN MURPHY, ESQ.
                                                      SHEPPARD MULLIN RICHTER & HAMPTON LLP
                                                      EMBARCADERO CENTER, 17TH FLOOR
                                                      SAN FRANCISCO, CA  94111
                                                      (415) 434-9100

      Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended (the "Securities Act") or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "SEC"), acting pursuant to said Section 8(a), may determine.

PROSPECTUS
----------

                               [INSERT IRIS LOGO]



                            IRIS International, Inc.

                                 500,000 Shares

                                  Common Stock

                                ($0.01 Par Value)

                                ----------------

      This is an offering of common stock of IRIS International, Inc., or IRIS. All of the shares are being offered by the selling stockholders listed in the section of this prospectus entitled "Selling Stockholders." We will not receive any of the proceeds from the sale of the 500,000 shares being offered by the selling stockholders.

      Our common stock trades on the American Stock Exchange under the symbol "IRI." On December 18, 2003, the closing sales price for our common stock on the American Stock Exchange was $6.30 per share.

                                --------------

      INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

                                --------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                --------------

              THE DATE OF THIS PROSPECTUS IS DECEMBER 22, 2003

                                TABLE OF CONTENTS
                                -----------------

                                                        Page
                                                        ----
                  Special Note Regarding
                    Forward-Looking Statements.............1
                  Prospectus Summary.......................2
                  Risk Factors.............................4
                  Use of Proceeds.........................10
                  Selling Stockholders....................11
                  Plan of Distribution....................13
                  Legal Matters...........................15
                  Experts.................................15
                  Where You Can Find More Information.....16
                  Information Incorporated by Reference...17


      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO WHICH THIS PROSPECTUS SPECIFICALLY REFERS YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS.

                                 --------------

     Unless the context otherwise requires, the terms "we," "our," "us" and "IRIS" refer to International Remote Imaging Systems, Inc. and its subsidiaries.


              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Statements in this prospectus that are not statements of historical fact are forward-looking statements. These statements relate to our future plans, objectives, expectations and intentions. You may generally identify these statements by the use of words such as "expect," "anticipate," "intend," "plan" and similar expressions.

      You should not place undue reliance on our forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous risks and uncertainties that are beyond our control, including those we discuss in "Risk Factors" and elsewhere in this prospectus. The forward-looking statements in this prospectus speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unexpected events.

                               PROSPECTUS SUMMARY

IRIS International, Inc.

      IRIS, formerly known as International Remote Imaging Systems, Inc., operates through its Iris Diagnostics division, StatSpin, Inc. subsidiary and Advanced Digital Imaging Research, LLC (ADIR) and IRIS Global Networks, Inc. IRIS's operating units design, develop, manufacture, and market patented and proprietary image-based in vitro diagnostic systems for automating microscopic urinalysis, and innovative centrifuges for blood, cytology, and urinalysis. The divisions and subsidiaries of IRIS are summarized below.

      Iris Diagnostics is a leader in automated urinalysis technology with its workstations installed in major medical institutions throughout the world. Iris Diagnostics manufactures the only clinical analyzers using real-time video flow imaging, displaying microscopic images on a video screen. The systems are operated by touch screen interfaces pioneered by IRIS for use in urinalysis and microscopic analysis of body fluids. IRIS's imaging systems use patented and proprietary Automated Intelligent Microscopy (AIM) technology for automating microscopic procedures, enabling clinical laboratory technologists to rapidly and efficiently analyze and process specimens automatically, significantly reducing the costly and time-consuming manual steps required for microscopic analysis.

      Advanced Digital Imaging Research (ADIR) is a research and development organization specializing in digital imaging software and algorithm development. Located in the Houston, Texas area, ADIR conducts R&D projects sponsored by the National Institutes of Health, NASA, and corporate clients. ADIR has a number of ongoing NIH-sponsored research projects being conducted in collaboration with top-flight medical researchers around the USA. New technology developed under these projects will be made available to IRIS and other client companies for commercialization. ADIR is expanding the scope of its research activities beyond cytogenetics, to include projects of interest to IRIS and other corporate clients. ADIR also plans to commercialize non-company related technology by means of patents and licensing agreements.

      The StatSpin(R) subsidiary, acquired in 1996 by IRIS, excels as a maker of innovative centrifuges and blood analysis products. Forty thousand of its benchtop centrifuge systems have been sold to date. Major medical institutions worldwide, along with thousands of smaller hospitals, commercial laboratories, clinics, doctors' offices, veterinary labs and research institutions use StatSpin's products. StatSpin manufactures the world's fastest blood separator (30 seconds). Its bench top centrifuges are dedicated to applications for manual specimen preparation in coagulation, cytology, hematology and urinalysis. StatSpin has been providing centrifuges to the veterinary market through a company which provides sample and analysis systems and recently passed the 13,000th centrifuge shipped to this market.

      In June 2003, we established a European subsidiary called IRIS Global Networks, Inc., in Novara, Italy, just outside of Milan. This office will serve as the base for Sales and Service support for the expanding distribution network being established for the Company's recently launched iQ200 Automated Urine Microscopy Analyzer. With distribution agreements covering multiple countries in

Europe, Africa and the Middle East, the establishment of this subsidiary gives us the needed infrastructure to support those distributors.

       In summary, IRIS designs, develops, manufactures, and markets in-vitro diagnostic, or IVD imaging systems for urinalysis testing based on patented and proprietary automated intelligent microscopy, or AIM, technology for automating microscopic centrifuges and other small instruments. Our microscopy technology combines our capabilities in automated specimen presentation, including our patented slide-less microscope, and proprietary high speed digital processing hardware and software to classify and present images of microscopic particles in easy-to-view displays. Our systems provide customers better and more rapid results and labor cost savings over manual methods of performing microscopy. We sell our products directly and through distributors to hospital and reference clinical laboratories, as well as to veterinary, physician offices and research laboratories.

      Our executive offices are located at 9172 Eton Avenue, Chatsworth, California, 91311, and our telephone number is (818) 709-1244. Our website address is www.proiris.com. The information on our website is not a part of this prospectus.

The Offering

      The selling stockholders listed in the section of this prospectus entitled "Selling Stockholders" may offer and sell up to 500,000 shares of our common stock.

      Under this prospectus, the selling stockholders may sell their shares of common stock in the open market at prevailing market prices or in private transactions at negotiated prices. They may sell the shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers or dealers may receive discounts, concessions or commissions from the selling stockholders or from the purchaser, and this compensation might be in excess of the compensation customary in the type of transaction involved. See the section of this prospectus entitled "Plan of Distribution."

      We will not receive any proceeds from the potential sale of the 500,000 shares offered by the selling stockholders.

                                  RISK FACTORS

      AN  INVESTMENT  IN OUR COMMON  STOCK  INVOLVES A HIGH  DEGREE OF RISK.  IN
ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND UNCERTAINTIES BEFORE PURCHASING OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES WERE TO OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS COULD SUFFER SERIOUS HARM. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

Risks Related to Our Business

      Our success depends largely on sales of laboratory instruments.

     Historically, we derived most of our revenues from the sale of urinalysis workstations. Relatively modest declines in unit sales or gross margins for this product line could diminish our revenues and profits.

      Our success depends largely on the acceptance of our new IQ 200 operating platform.

      The transition to our new IQ 200 operating platform is both in response to the changing market needs and to the technical obsolescence of key components in our current product design. We have made end-of-life buys for many of these components and have initiated sustaining engineering projects to identify alternative sources for others. Our ability to build new systems of the old design is finite. The failure to successfully and timely complete this transition to the new workstation would have an adverse affect on new system sales. As with any new platform introduction, the desirability of the older system will fall off and our ability to move the remaining inventory may become problematic.

      We rely on some single-source suppliers for key components of our instruments, and if any of these suppliers discontinue production of these components, or we are unable to replace unavailable components, it could harm our business.

      Certain key components of our instruments are manufactured by single-source suppliers. For example, Roche Diagnostics is the sole source for our proprietary CHEMSTRIP/IRIStrip urine test strips and related urine test strip readers, both used in certain models of our urinalysis workstations. Any of our single-source suppliers could encounter production problems. If any single-source supplier has an interruption in its production or discontinues a key component, the volume of our instrument sales could be diminished and could harm our business, financial condition and operating results.

      Roche Diagnostics has exercised its right to terminate in 2003 the contracts relating to the supply of CHEMSTRIP/IRIStrip urine test strips and related urine test strip reader. Roche will continue to supply test strips and replacement readers to our installed base of workstations for six years after termination of these contracts, but they will not supply strips or readers for new workstation placements. We believe that we can successfully phase out their strips and readers with introduction of our new IQ 200 without interruption in the sale of our workstations. However, the failure to successfully and timely complete this task would have a material adverse affect on our instrument sales and the revenue growth for system supplies and service.

      In the past, single-source suppliers have discontinued their production of key components and we have successfully replaced those discontinued components with satisfactorily replacements components. However, if we are unable to replace unavailable components in the future, we are likely to experience a decrease in instrument sales.

      The intensifying competition we face from both established entities and new entries in the market may adversely affect our revenues and profitability.

      There are many companies with active research and development programs both in and outside of the clinical laboratory imaging systems field. Many of these companies have considerable experience in areas of competing interest to us. Additionally, we cannot determine if other firms are conducting potentially competitive research, which could result in the development and introduction of products that are either comparable or superior to the products we sell. Specifically, if a competitor introduces a new product that is comparable or superior to any model of our urinalysis workstations, then our unit sales or gross margins could be diminished. This, in turn, could have a material adverse effect on our overall financial condition and operations. Further, new product introductions, product enhancements and the use of other technologies by our competitors could lead to a loss of market acceptance and cause a decline in sales or gross margins.

      Our success depends on our ability to attract, retain and motivate management and other skilled employees.

      Our success depends in significant part upon the continued services of key management and skilled personnel. Competition for qualified personnel is intense and there are a limited number of people with knowledge of, and experience in, our industry. We do not have employment agreements with most of our key employees. However, we generally enter into agreements with our employees regarding patents, confidentiality and related matters. We do not maintain life insurance polices on our employees. Our loss of key personnel, especially without advance notice, or our inability to hire or retain qualified personnel, could have a material adverse effect on our instrument sales and our ability to maintain our technological edge. We cannot guarantee that we will continue to retain our key management and skilled personnel, or that we will be able to attract, assimilate and retain other highly qualified personnel in the future.

      Any failure to successfully introduce our future products and systems into the market could adversely affect our business.

      The commercial success of our future products and systems depends upon their acceptance by the medical community. Our future product plans include capital-intensive laboratory instruments. We believe that these products can significantly reduce labor costs, improve precision and offer other distinctive benefits to the medical research community. However, there is often market resistance to products that require significant capital expenditures or which eliminate jobs through automation. We have no assurance that the market will accept our future products and systems, or that sales of our future products and systems will grow at the rates expected by our management.

      If we fail to meet changing demands of technology, we may not continue to be able to compete successfully with our competitors.

      The market for our products and systems is characterized by rapid technological advances, changes in customer requirements, and frequent new product introductions and enhancements. Our future success depends upon our ability to introduce new products that keep pace with technological developments, enhance current product lines and respond to evolving customer requirements. Our failure to meet these demands could result in a loss of our market share and competitiveness and could harm our revenues and results of operations.

      Any failure or inability to protect our technology and confidential information could adversely affect our business.

      Patents. Our commercial success depends in part on our ability to protect and maintain our automated intelligent microscopy (or AIM) and other proprietary technology. We have received patents with respect to portions of the technologies of AIM. However, ownership of technology patents may not insulate us from potentially damaging competition. Patent litigation relating to clinical laboratory instrumentation patents (like the ones we own) often involves complex legal and factual questions. Therefore, we can make no assurance that claims under patents currently held by us, or our pending or future patent applications, will be sufficiently broad to adequately protect what we believe to be our proprietary rights. Additionally, one or more of our patents could be circumvented by a competitor. We believe that our proprietary rights do not infringe upon the proprietary rights of third parties. However, third parties may assert infringement claims against us in the future. If we are unsuccessful in our defense against any infringement claim our patents, or patents in which we have licensed rights, may be held invalid and unenforceable.

      Trade Secrets. We have trade secrets, unpatented technology and proprietary knowledge related to the sale, promotion, operation, development and manufacturing of our products. We generally enter into confidentiality agreements with our employees and consultants. However, we cannot guarantee that our trade secrets, unpatented technology or proprietary knowledge will not become known or be independently developed by competitors. If any of this proprietary information becomes known to third parties, we may have no practical recourse against these parties.

      Copyrights. We claim copyrights in our software and the ways in which it assembles and displays images. We also claim trademark rights in the United States and other foreign countries. However, we can make no assurance that we will be able to obtain enforceable copyright and trademark protection, nor that this protection will provide us a significant commercial advantage.

      Potential Litigation Expenses. Offensive or defensive litigation regarding patent and other intellectual property rights could be time-consuming and expensive. Additionally, litigation could demand significant attention from our technical and management personnel. Any change in our ability to protect and maintain our proprietary rights could materially and adversely affect our financial condition and results of operations.

      We operate in a consolidating industry which creates barriers to our market penetration.

      The healthcare industry in recent years has been characterized by consolidation. Large hospital chains and groups of affiliated hospitals prefer to negotiate comprehensive supply contracts for all of their supply needs at once. Large suppliers can often equip an entire laboratory and offer these hospital chains and groups one-stop shopping for laboratory instruments, supplies and service. Larger suppliers also typically offer annual rebates to their customers based on the customer's total volume of business with the supplier. The convenience and rebates offered by these large suppliers are administrative and financial incentives that we do not offer our customers. Our plans for further market penetration in the urinalysis market will depend in part on our ability to overcome these and any new barriers resulting from continued consolidation in the healthcare industry.

      Since we operate in the medical technology industry, our products are subject to government regulation that could impair our operations.

      Most of our products are subject to stringent government regulation in the United States and other countries. These regulatory processes can be lengthy, expensive and uncertain. Additionally, securing necessary clearances or approvals may require the submission of extensive official data and other supporting information. Our failure to comply with applicable requirements could result in fines, recall or seizure of products, total or partial suspension of production, withdrawal of existing product approvals or clearances, refusal to approve or clear new applications or notices, or criminal prosecution. If any of these events were to occur, they could harm our business. Changes in existing federal, state or foreign laws or regulations, or in the interpretation or enforcement of these laws, could also materially and adversely affect our business.

      Changes in government regulation of the healthcare industry could adversely affect our business.

      Federal and state legislative proposals are periodically introduced or proposed that would effect major changes in the healthcare system, nationally, at the state level or both. Future legislation, regulation or payment policies of Medicare, Medicaid, private health insurance plans, health maintenance organizations and other third-party payors could adversely affect the demand for our current or future products and our ability to sell our products on a profitable basis. Moreover, healthcare legislation is an area of extensive and dynamic change, and we cannot predict future legislative changes in the healthcare field or their impact on our industry or our business.

      Defective products may subject us to liability.

      Our products are used to gather information for medical decisions and diagnosis. Accordingly, the manufacture and sale of our products entails an inherent risk of product liability arising from an inaccurate, or allegedly inaccurate, test result. We currently maintain product liability insurance coverage for up to $1.0 million per incident and up to an aggregate of $2.0 million per year. We also currently maintain a product liability umbrella policy for coverage of claims aggregating more than $10.0 million. Although management believes this liability coverage is sufficient protection against future claims, there can be no assurance of the sufficiency of these policies. We have not received any indication that our insurance carrier will not renew our product liability insurance at or near current premiums; however, we cannot guarantee that this will continue to be the case. In addition, any failure to comply with Federal Drug Administration regulations governing manufacturing practices could hamper our ability to defend against product liability lawsuits.

      Healthcare Reform Policies

      In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, nationally, at the state level or both. Future legislation, regulation or payment policies of Medicare, Medicaid, private health insurance plans, health maintenance organizations and other third-party payors could adversely affect the demand for our current or future products and our ability to sell our products on a profitable basis. Moreover, healthcare legislation is an area of extensive and dynamic change, and we cannot predict future legislative changes in the healthcare field or their impact on our business.

      We May Face Interruption of Production and Services Due to Increased Security Measures in Response to Terrorism

      Our business depends on the free flow of products and services through the channels of commerce. Recently, in response to terrorists' activities and threats aimed at the United States, transportation, mail, financial and other services have been slowed or stopped altogether. Further delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security as a result of the activities and potential activities. We may also experience delays in receiving payments from payers that may have been affected by the terrorist activities and potential activities and any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.


Risks Related to Ownership of Our Common Stock

      Our Certificate of Incorporation and Bylaws could delay or prevent an acquisition or sale of our company.

      Our Certificate of Incorporation empowers the Board of Directors to establish and issue a class of preferred stock, and to determine the rights, preferences and privileges of the preferred stock. We also have a Stockholders' Rights Plan, which could discourage a third party from making an offer to acquire us. These provisions give the Board of Directors the ability to deter, discourage or make more difficult a change in control of our company, even if such a change in control would be in the interest of a significant number of our stockholders or if such a change in control would provide our stockholders with a substantial premium for their shares over the then-prevailing market price for the common stock.

        We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our Company, even if such an acquisition would be beneficial to our stockholders.

        Certain provisions of our Certificate of Incorporation, our Bylaws and Delaware law could, together or separately, delay or prevent a third party from acquiring us, even if doing so might be beneficial to our stockholders. These provisions may also limit the price that investors might be willing to pay for shares of our common stock. Some of these provisions:

        o      establish a classified board of directors;

        o limit the right of stockholders to call a special meeting of stockholders; and

        o      prohibit stockholder action by written consent.

        Additionally, in December 1999, the Board of Directors of IRIS approved and adopted a stockholders' Rights Plan. Under the terms of the plan, each share of common stock now includes the right to purchase shares of a new Series C
Preferred Stock under certain circumstances. Each share of Series C Preferred Stock has the economic equivalent of One Thousand (1,000) shares of IRIS Common Stock. The rights will be exercisable only if a person or group acquires Twenty Percent (20%) or more of the IRIS Common Stock, or announces a tender offer for Twenty Percent (20%) or more of the IRIS Common Stock, without board approval. If the rights are triggered, all stockholders (except the hostile party) will be entitled to purchase shares of the Series C Preferred Stock at a price based on a substantial discount from the market price of the IRIS Common Stock. The Board of Directors may terminate the plan at any time or redeem the rights prior to their becoming exercisable.

      Our Bylaws contain other provisions that could have an anti-takeover effect, including the following:

      o     stockholders have limited ability to remove directors;

      o     stockholders cannot call a special meeting of stockholders; and

      o     stockholders must give advance notice to nominate directors.

      Anti-takeover provisions of Delaware law could delay or prevent an acquisition of our Company.

      We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock or preventing changes in our management.

      Future sales of our common stock may depress our stock price.

      The market price of our common stock could be subject to downward price pressure as a result of sales of our recent private placement of Five Hundred Thousand (500,000) shares of common stock, which we are registering for resale under this prospectus, or the perception that these sales could occur. In addition, the perception that we might conduct similar private placements followed by public offering of the privately placed shares could make it more difficult for us to raise funds through future offerings of common stock. As of October 31, 2003, there were 11,722,986 shares of our common stock outstanding, with another 2,833,709 shares of common stock issuable upon exercise of options granted under our stock option plans or under certain agreements with our senior officers. Some of the stock underlying these options has been registered for resale with the SEC. In addition, as of November 30, 2003, 982,807 warrants to purchase common shares are outstanding and can be exercised.

      The market price of our common stock is likely to be volatile.

      Our stock price has fluctuated widely, ranging from $2.20 to $6.30 within the past year, as of November 30, 2003. Our stock price could continue to experience significant fluctuations in response to factors such as quarterly variations in operating results, operating results that vary from the expectations of securities analysts and investors, changes in financial estimates, changes in market valuations of competitors, announcements by us or our competitors of a material nature, additions or departures of key personnel, future sales of common stock and stock volume fluctuations. Also, general political and economic conditions such as recession or interest rate fluctuations may adversely affect the market price of our stock.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of up to 500,000 shares of our common stock being offered by the selling stockholders.

                              SELLING STOCKHOLDERS

     The following table shows the names of the selling stockholders, and lists the number of shares of our common stock registered for sale by each of them under this prospectus. It also shows the total number of shares of common stock owned by them before and after the offering, and the percentage of our total outstanding shares represented by these amounts. The table assumes that each selling stockholder will sell all of the common stock being offered by this prospectus for their account. However, the selling stockholders have no obligation to sell any of their shares, so we cannot determine the exact number of shares they actually will sell. None of the selling stockholders has had a material relationship with us within the past three years other than as a result of the selling stockholder's ownership of our securities.

     The table is based on information provided by the selling stockholders, and does not necessarily indicate beneficial ownership for any other purpose. The number of shares of common stock beneficially owned by the selling stockholders is determined in accordance with the rules of the SEC. The term "selling stockholders" includes the stockholders listed below and their transferees, assignees, pledgees, donees or other successors. The percent of beneficial ownership for each selling stockholder is based on 11,772,986 shares of common stock outstanding as of October 31, 2003.

                                                                                                Percent of
                                              Percent of        Number of       Number of       Outstanding
                             Number of        Outstanding       Shares of       Shares of       Shares of
                             Shares of        Shares of         Common          Common          Common
                             Common           Common            Stock to be     Stock           Stock
                             Stock            Stock             Offerred        Beneficially    Beneficially
                             Beneficially     Beneficially      Pursuant to     Owned After     Owned After
                             Owned Prior      Owned Prior       this            the             the
Name of Selling Stockholder  to Offering(1)   to Offering (1)   Prospectus      Offering (2)    Offering (2)
---------------------------  --------------   ---------------   ----------      ------------    ------------
Sherleigh Associates, Inc.
   Profit Sharing Plan,
   Jack Silver Trustee      200,000             1.7%            200,000              0                    0

Peter H. Kamin              245,200             2.1%             70,000*       175,200                  1.5%

Peter H. Kamin Childrens
Trust, Peter H. Kamin,
Trustee                     104,600                *             30,000*        74,600                     *

Dolphin Offshore Partners,
   L.P.                     100,000                *            100,000*             0                     *

Jeffrey Benjamin            205,000             1.7%            100,000*       105,000                     *

-----
* Represents less than one percent of the outstanding shares.

(1)The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, the number of shares beneficially owned includes any shares as to which a person has sole or shared voting power or investment power. Shares which a person has the right to acquire within 60 days of the date of this prospectus are included in the shares owned by that person and are treated as outstanding for purposes of calculating the ownership percentage of that person, but not for any other person.

(2)Assumes that all shares being offered by each selling stockholder under this prospectus are sold, that the selling stockholder acquires no additional shares of common stock before the completion of this offering, and that the selling stockholder disposes of no shares of common stock other than those offered under this prospectus.

                              PLAN OF DISTRIBUTION

      We are registering the shares on behalf of the selling stockholders. The selling stockholders and their successors, including their transferees, pledgees or donees, may sell the shares covered by this prospectus from time to time for their own accounts. They will act independently of us in making decisions regarding the timing, manner and size of each sale. They may sell their shares on the American Stock Exchange or other exchanges, in the over-the-counter market or in privately negotiated transactions. They may sell their shares directly or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or from the purchasers of the shares. The compensation received by a particular underwriter, broker, dealer or agent might exceed customary commissions.

      The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

      The selling stockholder may sell their shares through any of the following methods or any combination of these methods:

        o purchases by a broker or dealer as a principal and resale by that broker or dealer for its own account under this prospectus;

        o ordinary brokerage transactions and transactions in which the broker solicits purchasers, which may include long or short sales made after the effectiveness of the registration statement of which this prospectus is a part;

        o cross trades or block trades in which the broker or dealer engaged to make the sale will attempt to sell the securities as an agent, but may position and resell a portion of the block as a principal to facilitate the transaction;

        o   through the writing of options;

        o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

        o   any combination of the above transactions; or

        o   any other lawful method.

      In addition, any securities covered by this prospectus which qualify for sale in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus.

      The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of common stock in the course of hedging the positions they assume with the selling stockholders.

      The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares covered by this prospectus (which may be amended or supplemented to reflect the transaction). The selling stockholders also may loan or pledge the shares to a broker-dealer or another financial institution. If a selling stockholder defaults on the loan or the obligation secured by the pledge, the broker-dealer or institution may sell the shares so loaned or pledged under this prospectus (which may be amended or supplemented to reflect the transaction).

      Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders.
Broker-dealers or agents may also receive compensation from the purchasers shares for whom they act as agents or to whom they sell as principals, or both. Compensation received by a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.

      Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

      The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares and that there is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

      We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until the earliest to occur of the following:

        o the date on which all shares held by the selling stockholders can be sold immediately without registration and free of restrictions on transfer pursuant to Rule 144(d); or

        o the date on which all shares offered have been sold by the selling stockholders pursuant to this prospectus, or in other transactions that would result in the removal of transfer restrictions and restrictive legends from the shares.

We may suspend the selling stockholders' rights to resell shares under this prospectus for limited periods if required to do so by regulatory action or because material information or events affecting us are not adequately disclosed in the then available prospectus.

      We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The selling stockholders will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents as well as fees and disbursements for legal counsel retained by any selling stockholder. We have also agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

      The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against liabilities, including liabilities arising under the Securities Act.

      Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. If we are required to supplement this prospectus or post-effectively amend the registration statement to disclose a specific plan of distribution of the selling stockholders, the supplement or amendment will describe the particulars of the plan of distribution, including the shares of common stock, purchase price and names of any agent, broker, dealer, or underwriter or arrangements relating to any such an entity or applicable commissions.

      Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, no person engaged in the distribution of the shares may simultaneously engage in market making activities with respect to our common stock for a restricted period before the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, the provisions of which may limit the timing of purchases and sales of the shares by the selling stockholders.

      We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares.

      Our common stock is traded on the American Stock Exchange under the symbol "IRI." The transfer agent for our shares of common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York, 10004-1123,
Attention: William F. Seegraber.

                                  LEGAL MATTERS

      The validity of the issuance of the shares of common stock in this offering will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Santa Barbara, California.

                                     EXPERTS

      The consolidated financial statements and schedule as of December 31, 2002 and for the year ended December 31, 2002 incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      The financial statements and financial statement schedule for the year ended December 31, 2000 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



                       WHERE YOU CAN FIND MORE INFORMATION

      Because we are subject to the informational requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at the following address:

                        Public Reference Room
                        450 Fifth Street, N.W.
                        Washington, D.C. 20549

You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

      We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC's principal office in Washington, D.C., and you may obtain copies from that office upon payment of the fees prescribed by the SEC.

      We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated by reference into this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to: Investor Relations, International Remote Imaging Systems, Inc., 9172 Eton Avenue, Chatsworth, California 91311-5874; telephone number (818) 709-1244.

                      INFORMATION INCORPORATED BY REFERENCE

      The Securities and Exchange Commission, or SEC, allows us to "incorporate by reference" in this prospectus the information that we file with the SEC. This means that we can disclose important information by referring the reader to those SEC filings. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act prior to the termination of the offering:

        o  our Annual Report on Form 10-K for our fiscal year December 31, 2002;

        o our Quarterly Reports on Form 10-Q for our fiscal quarters ended March 30, 2003, June 30, 2003 and September 30, 2003;

        o all filings filed by us pursuant to Securities Exchange Act after the date of the original registration statement and prior to effectiveness of the registration statement;

        o the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 3, 1981, including any amendment or report filed for the purpose of updating this description.

      You may obtain copies of those documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" immediately above.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

           Securities and Exchange Commission
           registration fee.........................    $192.54

           American Stock Exchange additional
           listing fee.............................. $10,000.00

           Accounting fees and expenses............. $15,000.00

           Legal fees and expenses.................. $25,000.00

           Printing and related fees................ $ 2,000.00

           Miscellaneous............................ $ 2,000.00

           Total.................................... $44,192.54


Item 15.  Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

      A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's Certificate of Incorporation, Bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

      As  permitted  by Section 145 of the  Delaware  General  Corporation  Law,
Article VIII of our Certificate of Incorporation, as amended, provides:

            "The corporation shall to the fullest extent permitted by Section 145 of the Delaware General Corporation Law indemnify all persons whom it may indemnify pursuant thereto."

      Our by-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the by-laws.

      We maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against any of them and expense incurred by any of the in any capacity, subject to certain exclusions.

Item 16.  Exhibits.

   Exhibit
    Number                          Description of Exhibit
    ------                          ----------------------

     4.1* Form of Common Stock Purchase Agreement, dated as of October 20, 2003 (incorporated by reference to Exhibit 10.10 to the Registrant's Form 10-Q filed with the Commission on November 5, 2003, 2003)

     5.1       Opinion of Sheppard, Mullin, Richter & Hampton, LLP

    23.1       Consent of BDO Seidman, LLP

    23.2       Consent of PricewaterhouseCoopers LLP

    23.3 Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in its opinion filed as Exhibit 5.1)

    24.1*      Power of Attorney (See p. II-4)

* Previously filed.

Item 17.  Undertakings.

(a)               The undersigned registrant hereby undertakes:

        (1)       To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities
      Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on December 22, 2003.

                                    IRIS INTERNATIONAL, INC.


                                    By:  /s/ Cesar M. Garcia
                                         _____________________________________
                                         Cesar M. Garcia,
                                         Chief Executive Officer

                                POWER OF ATTORNEY
                 FILING OF REGISTRATION STATEMENT ON FORM S-3


      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                        Title                   Date
            ---------                        -----                   ----


/s/ Cesar M. Garcia*              Chief Executive Officer     December 22, 2003
------------------------------    and Director
Cesar M. Garcia


/s/ John O'Malley*                Director                    December 22, 2003
------------------------------
John O'Malley


/s/ Steven M. Besbeck*            Director                    December 22, 2003
------------------------------
Steven M. Besbeck

/s/ Thomas F. Kelley*             Director                    December 22, 2003
------------------------------
Thomas F. Kelley


/s/ Richard G. Nadeau*            Director                    December 22, 2003
------------------------------
Richard G. Nadeau


/s/ Richard H. Williams*           Director                   December 22, 2003
------------------------------
Richard H. Williams



* By Cesar M. Garcia
  Attorney-in-Fact

                                  EXHIBIT INDEX

   Exhibit
    Number                          Description of Exhibit
    ------                          ----------------------

     4.1* Form of Common Stock Purchase Agreement, dated as of October 20, 2003 (incorporated by reference to Exhibit 10.10 to the Registrant's Form 10-Q filed with the Commission on November 5, 2003, 2003)

     5.1       Opinion of Sheppard, Mullin, Richter & Hampton, LLP

    23.1       Consent of BDO Seidman, LLP

    23.2       Consent of PricewaterhouseCoopers LLP

    23.3 Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in its opinion filed as Exhibit 5.1)

    24.1*      Power of Attorney (See p. II-4)

* Previouly filed.